Exhibit 1.1

DISTRIBUTION AGREEMENT

May 18, 2015

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, NY 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, NY 10152

Ladies and Gentlemen:

MPLX LP, a Delaware limited partnership (the “Partnership”), and MPLX GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), confirm their agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (each an “Agent” and collectively the “Agents”) with respect to the issuance and sale from time to time by the Partnership, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of common units representing limited partner interests in the Partnership (the “Common Units”) having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $500,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. Such Common Units are hereinafter collectively referred to as the “Units” and are described in the Prospectus referred to below.

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-203067) (the “registration statement”) for the registration of the Units and other securities of the Partnership under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”); and such registration statement sets forth the terms of the offering, sale and plan of distrifbution of the Units and contains additional information concerning the Partnership and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Agents, including (1) all documents filed as a part thereof and (2) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the time of the registration statement’s effectiveness. “Basic Prospectus” means the prospectus dated April 15, 2015 filed as part of the Registration Statement; “Prospectus Supplement” means the most recent prospectus supplement relating to the Units, to be filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date of its first use in connection with a public offering or sale of Units pursuant hereto (or such earlier time as may be required under the Securities Act), in the form furnished by the Partnership to the Agents in connection with the offering of the Units; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(g) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein as of the date of such document (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein as of the date of such document.

The Partnership, the General Partner, and each Agent agree as follows:

1. Issuance and Sale.

(a) Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Partnership and the General Partner provide the applicable Agent with any due diligence materials and information reasonably requested by such Agent necessary for such Agent to satisfy its due diligence obligations, on any

Exchange Business Day (as defined below) selected by the Partnership, the Partnership and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Units to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Partnership may also offer to sell the Units directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Partnership and such Agent to accommodate a transaction involving more than one Agent), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Units issued and sold pursuant to this Agreement and any Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange.

(b) Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Units in any Agency Transactions entered into hereunder. Each Agent will use its respective commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Units in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Partnership nor any Agent shall have any obligation to enter into an Agency Transaction. The Partnership shall be obligated to issue and sell through the Agents, and each Agent shall be obligated to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Units only if and when the Partnership makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Partnership by such Agent as provided in Section 2 below.

(c) Each Agent, as agent in any Agency Transaction, hereby covenants and agrees, severally and not jointly, not to make any sales of the Units on behalf of the Partnership pursuant to this Agreement other than (i)(A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Securities Act (such transactions are hereinafter referred to as “At the Market Offerings”), (B) to or through a market maker or (C) directly on or through any other national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, an electronic communication network, a “dark pool” or any similar market venue and (ii) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Agent in writing.

(d) If Units are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Partnership the number of Units sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as is defined in

Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e) If the Partnership shall default on its obligation to deliver Units to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Partnership shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Partnership and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f) The Partnership acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Units, (ii) no Agent shall incur any liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Partnership in a Terms Agreement.

2. Transaction Acceptances and Terms Agreements.

(a) The Partnership may, from time to time during the Term, propose to an Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by telephone or by email from any of the individuals listed as an authorized representative of the Partnership by the Partnership in writing, from time to time, to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Partnership and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Partnership by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Partnership and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Partnership and such Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Units subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of Units to be sold by such Agent (the “Specified Number of Units”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Partnership and such Agent and documented in the relevant Transaction Acceptance;

(iii)	the lowest price, if any, at which the Partnership is willing to sell Units on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); provided, however, that in no event shall the Floor Price be less than $1.00 per Unit; and

(iv)	if other than 2% of the Gross Sales Price, such Agent’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Units that, when added to the aggregate Gross Sales Price of Units previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in a total aggregate Gross Sales Price that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Partnership. The Partnership shall have responsibility for maintaining records with respect to the aggregate Gross Sales Price of Units sold and for otherwise monitoring the availability of Units for sale under the Registration Statement and for insuring that the aggregate Gross Sales Price of Units offered and sold does not exceed, and the price at which any Units are offered or sold is not lower than, the Maximum Amount and the minimum price authorized from time to time by the Partnership, respectively. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Partnership, the latest Transaction Acceptance shall govern any sales of Units for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Partnership of the latest Transaction Acceptance. The Partnership or the applicable Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Units pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Units shall be sold on more than one Purchase Date, then the Partnership and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b) The Purchase Date(s) in respect of the Units deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Partnership and an Agent, such Agent’s commission for any Units sold through such Agent pursuant to this Agreement shall be a percentage, not to exceed 2%, of the actual sales price of such Units (the “Gross Sales Price”), which commission shall be agreed separately by such Agent and the Partnership; provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. At each Agent’s election, such commission shall either be (i) set forth and invoiced in periodic statements from such Agent to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof or (ii) deducted by the Agent from the payment of the Gross Sales Price to the Partnership. Notwithstanding the foregoing, in the event the Partnership engages an Agent for a sale of Units in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, or a “block,” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Partnership will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Partnership, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officer’s certificates pursuant to Section 5 hereof, each dated the Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Partnership and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Units is referred to herein at the “Net Sales Price.”

(c) Payment of the Net Sales Price for Units sold by the Partnership on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Partnership by wire transfer of immediately available funds to the account of the Partnership (which the Partnership shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Units to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”), or by such other means of delivery as may be agreed to by the Partnership and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Partnership and such Agent) following each Purchase Date (each, an “Agency Settlement Date”).

(d) If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the applicable Agent thereafter determines and notifies the Partnership that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Partnership shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Units proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Partnership and such Agent otherwise agree in writing.

(e) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other parties and sales of the Units under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Units, the Partnership shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Units based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Partnership and the applicable Agent.

(f)	(i) If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Partnership and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Partnership or an Agent unless and until the Partnership and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g) Each sale of the Units to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Units to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by such Agent. The commitment of an Agent to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Partnership contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Units to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Units.

(h) Notwithstanding any other provision of this Agreement, the Partnership shall not offer, sell or deliver, or request the offer or sale, of any Units pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to each Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Units, and no Agent shall be obligated to offer or sell any Units, (i) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information or (ii) at any time from and including the date that is 15 business days prior to the date on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10 Q or an Annual Report on Form 10 K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(i) Notwithstanding clause (ii) of Section 2(h) hereof, if the Partnership wishes to offer, sell or deliver, or request the offer or sale, of any Units to an Agent as agent at any time during the period from and including an Earnings Announcement through and including the time that the Partnership files a Quarterly Report on Form 10–Q or an Annual Report on Form 10–K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, the Partnership shall first (i) prepare and deliver to such Agent (with a copy to counsel for the Agents) a Current Report on Form 8–K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8–K”), in form and substance reasonably satisfactory to such Agent, and, prior to its filing, obtain the written consent of such Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent with the officer’s certificate, opinions and letters of counsel and accountants’ letter specified in Section 6(b) through (d), inclusive, (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 6(f) hereof prior to filing such Earnings 8–K and (iv) file such Earnings 8–K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officer’s certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(i) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10–Q or Annual Report on Form 10–K, as the case may be, including, without limitation, the obligation to deliver officer’s certificates, opinions and letters of counsel and accountants’ letters as provided in Section 6(b) through (d), inclusive, and (B) this Section 2(i) shall in no way affect or limit the operation of clause (i) of Section 2(h) hereof, which shall have independent application.

(j) The Partnership agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Units by the Partnership shall only be effected by or through only one of the Agents, which the Partnership shall select in its sole discretion, on any single given day (subject to the exceptions set forth in Section 4(m) below), but in no event by more than one Agent, and the Partnership shall in no event request that more than one Agent sell Units on the same day; provided, however, that the foregoing limitation shall apply only with respect to an Agency Transaction.

(k) Anything in this Agreement to the contrary notwithstanding, the Partnership shall not authorize the issuance and sale of, and no Agent, as agent, shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Units at a price lower than the minimum price set, or in a number with an aggregate Gross Sales Price in excess of the Maximum Amount authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the Partnership, or in a number in excess of the number of Units approved for listing on the Exchange, or in excess of maximum offering price for the Units available for issuance on the Registration Statement or as to which the Partnership has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Partnership.

3. Representations and Warranties of the Partnership and the General Partner. The Partnership and the General Partner severally and jointly represent and warrant to, and agree with, each Agent, unless otherwise specified, on and as of (i) the date of this Agreement, (ii) each date on which the Partnership receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Partnership executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a) The Registration Statement has been filed with the Commission and declared effective; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Partnership, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Partnership or related to the offering of the Units has been initiated or threatened by the Commission; the Registration Statement complied when it initially became effective, complies as of the date of this Agreement, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)) in all material respects; the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Partnership nor the General Partner makes any representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning the Agents and furnished in writing by or on behalf of the Agents expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Units pursuant to this Agreement, the time of the Agents’ initial entry into contracts with investors for the sale of such Units and (ii) with respect to each offering of Units pursuant to any relevant Terms Agreement, the time of sale of such Units.

(b) Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any of the Units by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Basic Prospectus. The Partnership represents and agrees that, unless it obtains the prior consent of the Agents, until the termination of this Agreement, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the

Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Units consented to by the Agents (including any Free Writing Prospectus prepared by the Partnership solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Partnership has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied in all material respects, and the registration statement relating to the offering of the Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act in all material respects; the Partnership is not disqualified, by reason of Rule 164(f) or (g) under the Securities Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; and the Partnership is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act). The Partnership has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Amount of Units pursuant to Rule 457 under the Securities Act.

(c) The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Each of the Partnership, the General Partner, MPLX Operations LLC, a Delaware limited liability company (the “Operating Company”), MPLX Pipe Line Holdings LP, a Delaware limited partnership (“Pipe Line Holdings”), Marathon Pipe Line LLC, a Delaware limited liability company (“MPL”), MPLX Terminal and Storage LLC, a Delaware limited liability company (“MTS”), and Ohio River Pipe Line LLC, a Delaware limited liability company (“ORPL” and, together with the Partnership, the General Partner, the Operating Company, Pipe Line Holdings, MPL and MTS, the “MPLX Entities”) has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the State of Delaware, with all requisite limited partnership or limited liability company, as the case may be, power and authority to own, lease and operate its properties and conduct its business in all material respects, in each case as described in the

Registration Statement and the Prospectus, if any, and, in the case of the Partnership, to issue, sell and deliver the Units.

(e) Each of the MPLX Entities is duly qualified to do business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the MPLX Entities, taken as a whole (a “Material Adverse Effect”).

(f) The General Partner has all requisite power and authority to act as general partner of the Partnership.

(g) The General Partner is the sole general partner of the Partnership. As of the date of this Agreement and any Terms Agreement (and prior to the issuance of the Units hereunder or thereunder), the General Partner has a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except (i) restrictions on transferability in the Partnership Agreement or (ii) as described in the Registration Statement and the Prospectus);

(h) The Units have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered and paid for as provided herein or in any Terms Agreement, as the case may be, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as described in the Registration Statement and Prospectus.

(i) The Partnership owns all of the limited liability company interests in the Operating Company; such limited liability company interests are duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended or restated from time to time, the “Operating Company LLC Agreement”), and are fully paid (to the extent required by the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Partnership owns such limited liability company interests free and clear of all Liens (except (i) restrictions on transferability in the Operating Company LLC Agreement, (ii) Liens created or arising under the credit agreement providing for a $1 billion unsecured revolving credit facility and $250 million term loan facility, each dated November 20, 2014 (together, the “Credit Facility”), in each case among the Partnership, Citibank, N.A., as administrative agent, and the various lenders from time to time party thereto or (iii) as described in the Registration Statement and the Prospectus).

(j) The Operating Company owns all of the limited liability company interests in MTS; such limited liability company interests are duly authorized and validly issued in accordance with the limited liability company agreement of MTS (as the same may be amended or restated from time to time, the “MTS LLC Agreement”), and are fully paid (to the extent required by the MTS LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-604 and 18-804 of the Delaware LLC Act); and the Operating Company owns such limited liability company interests free and clear of all Liens (except (i) restrictions on transferability in the MTS LLC Agreement, (ii) Liens created or arising under the Credit Facility or (iii) as described in the Registration Statement and the Prospectus).

(k) The Operating Company owns 99.5% of the partnership interests in Pipe Line Holdings; such partnership interests are duly authorized and validly issued in accordance with the amended and restated limited partnership agreement of Pipe Line Holdings (the “Pipe Line Holdings Partnership Agreement”) between the Operating Company and MPL Investment LLC, a Delaware limited liability company (“MPL Investment”), and are fully paid (except to the extent required under the Pipe Line Holdings Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Operating Company owns its partnership interests free and clear of all Liens (except (i) restrictions on transferability in the Pipe Line Holdings Partnership Agreement, (ii) Liens created or arising under the Credit Facility or (iii) as described in the Registration Statement and the Prospectus);

(l) Pipe Line Holdings owns all of the limited liability company interests in each of MPL and ORPL; such limited liability company interests are duly authorized and validly issued in accordance with the limited liability company agreement of MPL (as the same may be amended or restated from time to time, the “MPL LLC Agreement”) or the limited liability company agreement of ORPL (as the same may be amended or restated from time to time, the “ORPL LLC Agreement”), respectively, and are fully paid (to the extent required by the MPL LLC Agreement or the ORPL LLC Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 18-604 and 18-804 of the Delaware LLC Act); and Pipe Line Holdings owns such limited liability company interests free and clear of all Liens (except (i) restrictions on transferability in the Pipe Line Holdings Partnership Agreement, (ii) Liens created or arising under the Credit Facility or (iii) as described in the Registration Statement and the Prospectus);

(m) Other than its ownership of the 2.0% general partner interest in the Partnership and the incentive distribution rights (the “IDRs”), the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of all of the limited liability company interests in the Operating Company, (ii) the Operating Company’s ownership of all of the limited liability company interests in MTS and 99.5% of the partnership interests in Pipe Line Holdings and (iii) Pipe Line Holdings’ ownership of all of the limited liability company interests in each of MPL and ORPL, none of the Partnership, the Operating Company, MTS, Pipe Line Holdings, MPL or ORPL own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n) Each of the Partnership and the General Partner has all requisite power and authority to execute and deliver this Agreement and any Terms Agreement and to perform its respective obligations hereunder or thereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, any Terms Agreement, the Partnership Agreement, the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. At each Time of Sale, all partnership and limited liability company action, as the case may be, required to be taken by the Partnership and the General Partner or any of their unitholders, partners or members for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement and any Terms Agreement shall have been validly taken.

(o) This Agreement has been duly authorized, executed and delivered by each of the Partnership and the General Partner and any Terms Agreement will have been duly authorized, executed and delivered by each of the Partnership and the General Partner.

(p) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms.

(q) The limited liability company agreement of the General Partner (as the same may be amended or restated from time to time) has been duly authorized, executed and delivered and is a valid and legally binding agreement, enforceable in accordance with its terms.

(r) The Partnership is the sole member of the Operating Company and is subject to the terms of the Operating Company LLC Agreement, which is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.

(s) The Operating Company is the sole member of MTS and is subject to the terms of the MTS LLC Agreement, which is a valid and legally binding agreement, enforceable against the Operating Company in accordance with its terms.

(t) The Pipe Line Holdings Partnership Agreement has been duly authorized, executed and delivered by the Operating Company and is a valid and legally binding agreement, enforceable in accordance with its terms.

(u) Pipe Line Holdings is the sole member of MPL and is subject to the terms of the MPL LLC Agreement, which is a valid and legally binding agreement of Pipe Line Holdings, enforceable against Pipe Line Holdings in accordance with its terms.

(v) Pipe Line Holdings is the sole member of ORPL and is subject to the terms of the ORPL LLC Agreement, which is a valid and legally binding agreement of Pipe Line Holdings, enforceable against Pipe Line Holdings in accordance with its terms; provided, however, that, with respect to each agreement described in Section 3(o) through 3(v), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable laws relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(w) The execution and delivery by the Partnership and the General Partner of, and the performance by the Partnership and the General Partner of their obligations under, this Agreement and any Terms Agreement, the issuance and sale of the Units, the consummation of the transactions contemplated hereby or by any Terms Agreement, and the application of the proceeds as described under the caption “Use of Proceeds” in the Prospectus, in each case will not contravene any provision of applicable law or the formation, organizational or governing documents of the MPLX Entities, any agreement or other instrument binding upon the MPLX Entities that is material to the MPLX Entities, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the MPLX Entities, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Partnership and the General Partner of their obligations under this Agreement and any Terms Agreement, the issuance and sale of the Units, the consummation of the transactions contemplated hereby and by any Terms Agreement, and the application of the proceeds as described under the caption “Use of Proceeds” in the Prospectus, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Units.

(x) (i) None of the MPLX Entities is (A) in violation of its formation, organizational or governing documents or (B) in default under any agreement, indenture or instrument, which default could reasonably be expected to have a Material Adverse Effect and (ii) no event or condition has occurred or exists which, with the giving of notice or the lapse of time or both, would result in any such default specified in clause (i)(B) which could reasonably be expected to have a Material Adverse Effect or a violation specified in (i)(A). Except as described in the Registration Statement and the Prospectus, none of the MPLX Entities is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation could reasonably be expected to have a Material Adverse Effect.

(y) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) applicable to it, is required in connection with the issuance and sale of the Units or the consummation of the transactions contemplated hereby or by any Terms Agreement, other than (i) registration of the Units under the Securities Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith) and registration under the Exchange Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units will be offered by the Agents, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) any listing applications and related consents or any notices required by NYSE in the ordinary course of the offering of the Units, (v) consents that have been or prior to each Time of Sale will be obtained, (vi) consents that, if not obtained, would not have a Material Adverse Effect or materially impair the ability of the MPLX Entities to consummate any transactions contemplated by this Agreement or by any Terms Agreement, (vii) filings with the Commission pursuant to Rule 424(b) under the Securities Act, or (viii) filings with the

Commission on Form 8-K or otherwise with respect to this Agreement or required to be made in connection with the transactions contemplated hereby or the registration of the Units under the Securities Act or the Exchange Act.

(z) Except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or, in the case of transfer restrictions, as set forth in the Partnership Agreement, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Units or other equity interests of the Partnership except for the General Partner’s right to maintain its 2% general partnership interest in the Partnership, (iii) no person has the right to act as an agent or as a financial advisor to the Partnership in connection with the offer and sale of the Units, and (iv) upon the issuance and sale of the Units, except as contemplated by this Agreement and by any Terms Agreement, no person will have any such right specified in (i) or (ii); provided, however, that with respect to (i) and (ii), any such rights have been waived; no person has the right, contractual or otherwise, to cause the Partnership to register under the Securities Act any Common Units of or other equity interests in the Partnership or to include any such Common Units or interests in the Registration Statement or the offering contemplated thereby.

(aa) There are no legal or governmental investigations or proceedings pending or, to the knowledge of the Partnership or the General Partner, threatened to which any of the MPLX Entities is or would be a party or of which any of their respective properties is or would be subject that would be required to be described in the Registration Statement or the Prospectus that are not so described, or any statutes, regulations, contracts or other documents that would be required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(bb) The Units, when issued and delivered in accordance with the terms of the Partnership Agreement, this Agreement and, if applicable, any Terms Agreement, against payment therefor as provided herein and therein, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(cc) To the Partnership’s and the General Partner’s knowledge, PricewaterhouseCoopers LLP, who has certified the financial statements of the Partnership and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, is an independent public accountant with respect to the Partnership within the meaning of the Securities Act.

(dd) The historical financial statements included in or incorporated by reference into the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the combined financial position of the Partnership and its consolidated subsidiaries as of the dates indicated and the combined results of operations, cash flows and changes in equityholders’ equity of the Partnership and its consolidated subsidiaries for the periods specified, comply as to form in all material respects with the requirements of the Securities Act and Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included or incorporated by reference as required; the Partnership and its consolidated subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement or the Prospectus; and all disclosures contained in or incorporated by reference into the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; any pro forma financial statements and related notes incorporated by reference in the Registration Statement or the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements in all material respects and have been properly compiled in all material respects on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(ee) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the MPLX Entities taken as a whole, (ii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the MPLX Entities, which is material to the MPLX Entities taken as a whole, (iii) any material change in the Common Units of the Partnership or outstanding indebtedness of the Partnership and its consolidated subsidiaries taken as a whole or (iii) any dividend or distribution of any kind declared, paid or made on the ownership interests of the Partnership, in each case other than as described in the Registration Statement and the Prospectus.

(ff) None of the MPLX Entities is now and, immediately after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus or any Permitted Free Writing Prospectus, will be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(gg) At each Time of Sale, except as described in the Registration Statement and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not have a Material Adverse Effect: (i) the MPLX Entities will have indefeasible title to all real property and good title to all personal property described in the Registration Statement and the Prospectus as being owned by any of them, free and clear of all Liens, except Liens described therein and Liens that do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus; and (ii) all the property described in the Registration Statement and the Prospectus as being held under lease by the MPLX Entities will be held thereby under valid, subsisting and enforceable leases, except as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus.

(hh) The MPLX Entities (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (with respect to hazardous or toxic substances) or the environment, including with respect to releases of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) possess all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) To the knowledge of the Partnership and General Partner, other than as disclosed in the Registration Statement and the Prospectus, there has been no release, spill or disposal of, exposure to, hazardous or toxic substances or wastes that would form the basis of a claim against the MPLX Entities, and the MPLX Entities have no other liabilities or costs, under Environmental Laws, other than claims, costs and liabilities that would not reasonably be expected to have a Material Adverse Effect.

(jj) All tax returns required to be filed by the MPLX Entities have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), except for tax returns as to which the failure to file would not have, individually or in the aggregate, a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than (i) those being contested in good faith and for which adequate reserves have been provided and (ii) those which if not paid, would not have, individually or in the aggregate, a Material Adverse Effect.

(kk) The MPLX Entities maintain, or are entitled to the benefits of, insurance covering their respective properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect the MPLX Entities and their respective businesses in a commercially reasonable manner.

(ll) The Partnership and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Partnership’s and its subsidiaries’ internal accounting controls were effective as of the end of the Partnership’s most recently completed fiscal year and neither the Partnership nor the General

Partner is aware of any material weaknesses in the internal accounting controls over financial reporting of the MPLX Entities.

(mm) The Partnership has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its Chief Executive Officer and its Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure to be made, and such disclosure controls and procedures are effective in all material respects as of the end of the Partnership’s most recently completed fiscal quarter to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act; and the Partnership is and will be and, to the knowledge of the Partnership, the officers and directors of the General Partner, in their capacities as such, are and will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(nn) None of the MPLX Entities nor, to the knowledge of the Partnership or the General Partner, any director, officer, agent, employee or affiliate of the MPLX Entities (in their capacity as directors, officers, agents, employees or affiliates) has taken any action, directly or indirectly, that would result in a violation or sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the MPLX Entities and, to the knowledge of the Partnership and the General Partner, their respective affiliates have instituted and maintain policies and procedures designed to comply therewith.

(oo) The operations of the MPLX Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended by Title III of the USA Patriot Act, the applicable money laundering statutes of all jurisdictions where any of the MPLX Entities conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the MPLX Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership and General Partner, threatened.

(pp) Each of the Partnership and the General Partner acknowledges that, in accordance with the requirements of the USA Patriot Act, the Agents are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients;

(qq) (i) None of the MPLX Entities, nor to the knowledge of the Partnership or the General Partner, any director, officer, agent, employee or affiliate of any MPLX Entity or representative thereof, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) the MPLX Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other MPLX Entity, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) the MPLX Entities have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(rr) At each Time of Sale, no direct or indirect subsidiary of the Partnership will be prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s ownership interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Registration Statement and the Prospectus.

(ss) The Common Units are listed on the NYSE, and at each Time of Sale, the Units will have been approved for listing on the NYSE, subject only to official notice of issuance.

(tt) None of the MPLX Entities has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to constitute the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units in violation of any law, rule or regulation.

(uu) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(vv) There is no franchise, contract or other document required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required); and

(ww) The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

In addition, any certificate signed by any officer of an MPLX Entity and delivered to the Agents or counsel for the Agents in connection with the offering of the Units shall be deemed to be a representation and warranty by such MPLX Entity, as to the matters covered thereby, to the Agents.

4. Certain Covenants of the Partnership and the General Partner. The Partnership and the General Partner hereby agree with each Agent:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of Units, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement related to the offering of the Units to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Partnership will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent reasonably objects, unless the Partnership’s legal counsel has advised the Partnership that use or filing of such document is required by law, rule or regulation; and the Partnership will not use or file any such Permitted Free Writing Prospectus or proposed, amendment or supplement to which an Agent reasonably objects unless the Partnership’s legal counsel has advised the Partnership that use or filing of such document is required by law rule or regulation.

(b) To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Securities Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements related to the offering of the Units to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents via e-mail in “.pdf” format on such filing date to an e-mail account designated by each Agent and, at an Agent’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements related to the offering of the Units to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c) To file timely all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Units, and during such same period to advise the

Agents, promptly after the Partnership receives notice thereof, (i) of the time when any amendment to the Registration Statement related to the offering of the Units has been filed or has become effective or any supplement related to the offering of the Units to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus related to the offering of the Units has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Units or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Securities Act; (iii) of the suspension of the qualification of the Units for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (iv) of any request by the Commission for the amendment of the Registration Statement related to the offering of the Units or the amendment or supplementation of the Prospectus related to the offering of the Units (in each case including any documents incorporated by reference therein) or for additional information related to the offering of the Units; (v) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Partnership of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d) To furnish such information as may be reasonably required and otherwise reasonably cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states of the United States as the Agents may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided that the Partnership shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and the sale of the Units); and to promptly advise the Agents of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any state of the United States or the initiation of any proceeding for such purpose.

(e) To make available to the Agents at their respective offices, without charge, from time to time, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Partnership shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agents may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), provided, however, that the Partnership and the General Partner shall have no obligation to provide the Agents with any document filed or furnished on EDGAR or included on the Partnership’s Internet website.

(f) To furnish or make available to the Agents during the Term (i) copies of any reports or other communications which the Partnership shall send to its common unit holders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agents from time to time during the Term such other information as the Agents may reasonably request regarding the Partnership or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, as applicable; provided, however, that the Partnership and the General Partner shall have no obligation to provide the Agents with any document filed or furnished on EDGAR or included on the Partnership’s Internet website.

(g) If, at any time during the pendency of any Agency Transaction or a Principal Transaction, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents or counsel for the Partnership, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, the Partnership will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements and, if at any time during the Term, it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Securities Act, in the case of such a determination by counsel to the Partnership, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Units in the Agents’ capacity as agents and the Partnership will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(h) To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Securities Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Partnership’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Units.

(i) To apply the net proceeds from the sale of the Units in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(j) Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units; provided that nothing herein shall prevent the Partnership from filing or submitting reports under the Exchange Act, issuing press releases in the ordinary course of business or engaging in communications with investors in the ordinary course of business.

(k) Except as otherwise agreed between the Partnership and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Units, (iii) the qualification of the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate as aforesaid including filing fees and the reasonable, documented, out-of-pocket legal fees and disbursements of counsel to the Agents in connection therewith and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Units on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Units by FINRA (including filing fees and the reasonable and documented legal fees and disbursements of counsel to the Agents in connection therewith), (vi) the fees and disbursements of counsel to the Partnership and of the Partnership’s independent registered public accounting firm (vii) the performance of the Partnership’s other obligations hereunder and under any Terms Agreement and (viii) the reasonable, documented, out-of-pocket expenses of the Agents, including the reasonable, documented, out-of-pocket fees and disbursements of counsel to the Agents in connection with this Agreement and ongoing services in connection with the transactions contemplated hereunder.

(l) With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Partnership will not offer Common Units or any securities convertible into or exchangeable or exercisable for the Common Units in a manner in violation of the Securities Act or the Exchange Act; and the Partnership will not distribute any offering material in connection with the offer and sale of the Units, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(m) Unless the Partnership has given written notice to the Agents that the Partnership has suspended activity under this Agreement and there are no pending Agency Transactions or Principal Transactions, the Partnership will not, without giving the Agents at least two Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Units or other securities of the Partnership that are substantially similar to Common Units or any securities convertible into or exercisable, redeemable or exchangeable for the foregoing, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Units or other securities of the Partnership that are substantially similar to the Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, and (iii) publicly announce an intention to effect any transaction described in clause (i) or (ii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement and by any Terms Agreement, (B) issuances of Common Units upon the exercise of options or warrants outstanding as of the date hereof, (C) the grants or issuance of employee, officer or director equity awards pursuant to employee, officer or director equity-based compensation plans and the filing by the Partnership of a registration statement on Form S-8, (D) any grants or issuances of Common Units upon exercise or vesting of phantom units, performance units or other equity-based awards pursuant to the Partnership’s incentive equity plan, (E) the issuance of Units to maintain the General Partner’s 2.0% general partner interest in the Partnership and (F) the issuance of any Common Units or general partner interests to Marathon Petroleum Corporation or any of its subsidiaries (provided that neither Marathon Petroleum Corporation nor any of its subsidiaries shall undertake any transaction with respect to such Common Units or general partner interests described in clause (i) or (ii) above). Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(n) The Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o) The Partnership will use commercially reasonable efforts to cause the Units to be listed on the Exchange.

(p) The Partnership consents to each Agent trading in the Common Units for such Agent’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or any Terms Agreement.

(q) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Units sold under this Agreement is substantially less than the Maximum Amount and this Agreement has not expired or been terminated, the Partnership may, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Units, in a form satisfactory to the Agents. If the Partnership is no longer eligible to file an automatic shelf registration statement, the Partnership may, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Units, in a form satisfactory to the Agents; provided that if the Partnership does not intend to file such a new registration statement, it will notify the Agents of such intent two business days prior to the Renewal Deadline. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5. Execution of Agreement. Each Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a) the Partnership shall have delivered to the Agents:

(i)	an officer’s certificate signed by an officer of the Partnership (who shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit B hereto;

(ii)	an opinion and, if not covered in such opinion, a negative assurance letter of Jones Day, counsel for the Partnership, and opinion of J. Michael Wilder, Vice President, General Counsel and Secretary of the General Partner, each addressed to the Agents and dated the date of this Agreement, in forms reasonably satisfactory to the Agents;

(iii)	an opinion of Richards, Layton & Finger, P.A., in the form reasonably satisfactory to the Agents;

(iv)	a “comfort” letter from PricewaterhouseCoopers LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(v)	evidence reasonably satisfactory to the Agents and their counsel that the Units have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vi)	resolutions duly adopted by the General Partner’s board of directors, and certified by an officer of the General Partner, authorizing the Partnership’s and the General Partner’s execution of this Agreement and the consummation by the Partnership of the transactions contemplated hereby, including the issuance and sale of the Units; and

(vii)	such other documents as the Agents shall reasonably request; and

(b) The Agents shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Cravath, Swaine & Moore LLP, counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request.

6. Additional Covenants of the Partnership. The Partnership further covenants and agrees with each Agent as follows:

(a) Each Transaction Proposal made by the Partnership that is accepted by an Agent by means of a Transaction Acceptance and each execution and delivery by the Partnership of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Partnership herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b) Subject to the last sentence of this Section 6(b), each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) the Agents shall reasonably request (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Partnership shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents certificates, dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificate referred to in Section 5(a)(i), modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate as the Agents may reasonably request, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to Agents is true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A)(x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Partnership has not suspended the use thereof (and prior to the settlement of the Units specified therein) or a prospectus relating to the Units is required to be delivered under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date. Notwithstanding the foregoing, the Partnership shall not be obligated to deliver any certificates or other documents pursuant to this Section 6(b) unless and until such time as the Partnership delivers a Transaction Proposal or offers to enter into a Terms Agreement, or the requirements of this Section 6(b) are triggered on any Purchase Date.

(c) Subject to the last sentence of this Section 6(c), on each Bring-Down Delivery Date, the Partnership shall, unless the Agents agree otherwise, cause to be furnished to Agents (A) the written opinion and, if not included in such opinion, negative assurance letter of Jones Day, counsel to the Partnership, the written opinion of J. Michael Wilder, Vice President, General Counsel and Secretary of the General Partner, and the written opinion of Richards, Layton & Finger, P.A., counsel to the Partnership, each dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal

Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii) and Section 5(a)(iii) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents with a letter substantially to the effect that the Agents may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii) or Section 5(a)(iii), as applicable, furnished to the Agents, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance). Notwithstanding the foregoing, the Partnership shall not be obligated to cause to be furnished any opinions or other documents pursuant to this Section 6(c) unless and until such time as the Partnership delivers a Transaction Proposal or offers to enter into a Terms Agreement, or the requirements of this Section 6(c) are triggered on any Purchase Date.

(d) Subject to the last sentence of this Section 6(d), on each Bring-Down Delivery Date, the Partnership shall, unless the Agents agree otherwise, cause PricewaterhouseCoopers LLP to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Partnership and its subsidiaries), the Partnership shall, if requested by the Agents, cause a firm of independent public accountants to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents may reasonably request. Notwithstanding the foregoing, the Partnership shall not be obligated to cause to be furnished any “comfort” letters or other documents pursuant to this Section 6(d) unless and until such time as the Partnership delivers a Transaction Proposal or offers to enter into a Terms Agreement, or the requirements of this Section 6(d) are triggered on any Purchase Date.

(e) (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Agents and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Partnership delivers a Transaction Proposal to an Agent or the time an Agent delivers a

Transaction Acceptance to the Partnership; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Partnership delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Partnership.

(f) The Partnership and the General Partner shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Partnership and, upon reasonable request, representatives of PricewaterhouseCoopers LLP (and, if the Registration Statement or the Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Partnership and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents and (ii) at each Bring-Down Delivery Date and otherwise as the Agents may reasonably request, providing information and making available documents and appropriate corporate officers of the Partnership and the General Partner and representatives of PricewaterhouseCoopers LLP (and, if the Registration Statement, or the Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Partnership and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents and their counsel (provided, however, that the Partnership shall have no obligations under this clause (ii) unless and until such time as the Partnership delivers a Transaction Proposal or offers to enter into a Terms Agreement, or the requirements of this clause (ii) are triggered on any Purchase Date).

(g) The Partnership shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and, if reasonably requested by the Agents, in supplements to the Prospectus to be filed by the Partnership with the Commission from time to time, the number of the Units sold through the Agents under this Agreement and any Terms Agreement, and the net proceeds to the Partnership from the sale of the Units with respect to sales of the Units pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents. The Agents will provide the Partnership with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7. Conditions of the Agents’ Obligations. Each Agent’s obligation to solicit purchases on an agency basis for the Units or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Units pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a) At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Partnership and at the relevant Time of Sale and Principal Settlement Date:

(i)	The representations, warranties and agreements on the part of the Partnership and the General Partner herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Partnership and the General Partner or any subsidiary of the Partnership and the General Partner delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	Each of the Partnership and the General Partner shall have performed and observed its respective covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)	In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Partnership until the Principal Settlement Date, trading in the Common Units on the Exchange shall not have been suspended.

(iv)	From the date of this Agreement, no event or condition of a type described in Section 3(ee) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus and the effect of which in the judgment of the Agents makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)

Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Partnership or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Partnership or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in the Prospectus prior to any related Time of Sale.

(vi)	The Units to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)	(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Units and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Units.

(viii)	(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g) under the Securities Act shall have been received by the Partnership; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been filed with the Commission under the Securities Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents; and (D) no suspension of the qualification of the Units for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time an Agent delivers a Transaction Acceptance to the Partnership or the Partnership and an Agent execute a Terms Agreement, as the case may be.

(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents shall have reasonably objected in writing.

(b) Within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents required under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations, if any, to solicit purchases of Units on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents shall have received the documents described in the preceding sentence.

8. Termination.

(a) (i)	The Partnership may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Partnership, including in respect of compensation of the applicable Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4(a), 4(d) through 4(g), 4(i), 4(k), 4(l), 4(n) through 4(p), 4(q), 9, 12, 13 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination (except that if no Units have been previously sold hereunder or under any Terms Agreement, the only provision of Section 4 that will survive termination is Section 4(k)).

(ii)	In the case of any sale by the Partnership pursuant to a Terms Agreement, the obligations of the Partnership pursuant to such Terms Agreement and this Agreement may not be terminated by the Partnership without the prior written consent of the applicable Agent.

(b) (i)	Each Agent may terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase Units in its sole discretion at any time upon giving prior written notice to the Partnership; provided, however, that this Agreement and the obligations hereunder will remain in full force and effect with respect to the Agents that have not so terminated their obligations. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4(a), 4(d) through 4(g), 4(i), 4(k), 4(l), 4(n) through 4(p), 4(q), 9, 12, 13 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination (except that if no Units have been previously sold hereunder or under any Terms Agreement, the only provision of Section 4 that will survive termination is Section 4(k)).

(ii)

In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by any MPLX Entity shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in such Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Partnership shall be notified promptly in writing.

(c) This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (B) such date that aggregate Gross Sales Price of the Units sold in accordance with the terms of this Agreement and any Terms Agreement equals the Maximum Amount, in each case except that the provisions of Section 3, 4(a), 4(d) through 4(g), 4(i), 4(k), 4(l), 4(n) through 4(p), 4(q), 9, 12, 13 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination (except that if no Units have been previously sold hereunder or under any Terms Agreement, the only provision of Section 4 that will survive termination is Section 4(k)).

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Partnership, as the case may be, or such later date as may be required pursuant to Section 8(a) or 8(b). If such termination shall occur prior to the Settlement Date for any sale of Units, such sale shall settle in accordance with the provisions of Section 2 hereof.

9. Indemnity and Contribution.

(a) The Partnership and the General Partner agree to indemnify and hold harmless each Agent, its affiliates, and each of their respective directors and officers and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Partnership in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents consists of the information described as such in subsection (b) below.

(b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Partnership, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Partnership in writing by the Agents expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that such information shall consist solely of the following: the information appearing in the last sentence of the second paragraph under the caption “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents and their affiliates, directors and officers and their control persons, if any, or (B) the Partnership, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents and their affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Agents, and any such separate firm for the Partnership, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the Indemnifying Person agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have fully reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such Indemnified Person shall have given the Indemnifying Person at least 30 days’ prior notice of its intention to settle. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in Sections 9(a) or 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the applicable Agents, on the other, from the offering of the Units pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Partnership, on the one hand, and the applicable Agents, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the applicable Agents, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Partnership from the sale of the Units pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the applicable Agents in connection therewith bear to the aggregate Gross Sales Price of such Units. The relative fault of the Partnership, on the one hand, and the applicable Agents, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership, on the one hand, or by the applicable Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Partnership and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Units pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to J.P. Morgan Securities LLC, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities LLC, 383 Madison Avenue, 7th Floor, New York, New York 10179, Attention: Special Equities Group, Adam Rosenbluth (email adam.s.rosenbluth@jpmorgan.com) or Brett Chalmers (email brett.chalmers@jpmorgan.com); Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Thomas Opladen with copies to ECM Legal (fax: (212) 449-0355) with a copy to ECM Legal (fax: (212) 230-8730); Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel (fax: (646) 291-1469); Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10026, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate Department (fax: (212) 214-5918), and, if to the Partnership, shall be sufficient in all respects if delivered or sent to it at MPLX LP, 200 E. Hardin Street, Findlay, Ohio 45840, Attn: J. Michael Wilder (email jmwilder@marathonpetroleum.com). Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Partnership to the Agents, by telephone or email to the applicable Agent as follows: Adam Rosenbluth (email adam.s.rosenbluth@jpmorgan.com) or Brett Chalmers (email brett.chalmers@jpmorgan.com); Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Syndicate Department (fax: (646) 855-3073) with a copy to ECM Legal (fax: (212) 230-8730); Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel (fax: (646) 291-1469); Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10026, Attention: Equity Syndicate Desk,

with a copy to the Legal Department; and Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate Department (fax: (212) 214-5918); and Transaction Acceptances shall be delivered by the Agents to the Partnership by email to J. Michael Wilder (email jmwilder@marathonpetroleum.com).

11. No Fiduciary Relationship. The Partnership acknowledges and agrees that each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of Units contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person. Additionally, no Agent is advising the Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent shall have responsibility or liability to the Partnership with respect thereto. Any review by the Agents of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Partnership.

12. Governing Law; Construction.

(a) This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof.

(b) The section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

13. Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Units from or through an Agent shall be deemed to be a successor merely by reason of purchase.

14. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Partnership and the Agents contained in this Agreement or any Terms Agreement or made by or on behalf of the Partnership or the Agents pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Partnership or the Agents.

16. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17. Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

18. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Partnership, the General Partner and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Partnership, the General Partner and each Agent.

Very truly yours,

MPLX LP, by MPLX GP LLC, its general partner

By:	/s/ Timothy T. Griffith
Name:	Timothy T. Griffith
Title:	Vice President and Chief Financial Officer

MPLX GP LLC

By:	/s/ Timothy T. Griffith
Name:	Timothy T. Griffith
Title:	Vice President and Chief Financial Officer

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam Rosenbluth
Name:	Adam Rosenbluth
Title:	Executive Director

Accepted and agreed to as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Ben Lett
Name:	Ben Lett
Title:	Managing Director

Accepted and agreed to as of the date first above written:

CITIBANK GLOBAL SECURITIES INC.

By:	/s/ Mark W. Hobbs
Name:	Mark W. Hobbs
Title:	Managing Director

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Jason Holton
Name:	Jason Holton
Title:	Executive Director

Accepted and agreed to as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name:	Elizabeth Alvarez
Title:	Managing Director

Exhibit A

MPLX LP Common Units

TERMS AGREEMENT

                    , 20

[             ]1

Dear Sirs:

MPLX LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated [●] (the “Distribution Agreement”) between the Partnership and [            ]2 (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Agent, and the latter agrees to purchase from the Partnership, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Partnership consents to the Agent trading in the Common Units for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

[1]	To be name and address of applicable Agent.
[2]	To be name of the applicable Agent.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Partnership.

MPLX LP

By:
Name:
Title:

Accepted and agreed as of

the date first above written:

[             ]3

By:
Name:
Title:

[3]	To be name of applicable Agent.

Schedule to Terms Agreement

Title of Purchased Securities:

Common Units

Number of Units of Purchased Securities:

[●] units

Initial Price to Public:

$[●] per unit

Purchase Price Payable by the Agent:

$[●] per unit

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Partnership in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[●], 20[●]

Closing Location:

[●]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officer’s certificate referred to in Section 5(a)(i);

(2) the opinion and negative assurance letter of the Partnership’s outside counsel and the opinion of the General Partner’s general counsel referred to in Section 5(a)(ii);

(3) the opinion of the Partnership’s outside counsel referred to in Section 5(a)(iii)

(3) the “comfort” letter referred to in Section 5(a)(iv);

(4) the opinion and negative assurance letter referred to in Section 5(b); and

(5) such other documents as the Agent shall reasonably request.

[Lockup:]

[●]

Time of sale: [●] [a.m./p.m.] (New York City time) on [●], [●]

Time of sale information:

•	The number of units of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

Exhibit B

OFFICER’S CERTIFICATE

Dated                     , 20

I, [name], [title] of MPLX GP LLC, a Delaware limited liability company (the “General Partner”) and the general partner of MPLX LP, a Delaware limited partnership (the “Partnership”), in my capacity as an officer of the General Partner, on behalf of the General Partner, do hereby certify that this certificate is signed by me pursuant to the Distribution Agreement dated                     ,20     among the Partnership, the General Partner, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (the “Agreement”), and do hereby further certify on behalf of the Partnership, as follows:

1. The representations and warranties of the Partnership in the Agreement are true and correct on and as of the date hereof as though made on and as of this date;

2. The Partnership has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof;

3. The Partnership’s Registration Statement (File No. 333-203067) and any post-effective amendments thereto have become effective under the Securities Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g) under the Securities Act has been received by the Partnership; and all requests for additional information on the part of the Commission have been complied with; and

4. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Partnership and the General Partner taken as a whole, (ii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Partnership or the General Partner, which is material to the Partnership and the General Partner taken as a whole or (iii) any material change in the Common Units of the Partnership or outstanding indebtedness of the Partnership and its consolidated subsidiaries taken as a whole.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on                     , 20    .

Name:
Title:

B-2